EXHIBIT 99.1

Helen of Troy Limited Reports

Second Quarter Fiscal Year 2016 Results

•                                          Delivers Second Quarter Revenue of $369.1 Million; GAAP Diluted Earnings Per Share (EPS) of $0.84

•                                          Second Quarter Non-GAAP Adjusted Diluted EPS of $1.12

•                                          Company now Expects Fiscal Year 2016 GAAP Diluted EPS in a Range of $4.43 to $4.73 and Fiscal Year 2016 Non-GAAP Adjusted Diluted EPS in a Range of $5.50 to $5.85

EL PASO, Texas, October 8, 2015 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of consumer brand-name housewares, healthcare/home environment, nutritional supplement and beauty products, today reported results for the three-month period ended August 31, 2015.

Julien R. Mininberg, Chief Executive Officer, stated: “We had a strong second quarter, with year-over-year revenue growth of 15.4% and core business revenue growth of 10.9%, both of which include a foreign currency drag of 2.7%. All business segments grew in the second quarter, including Beauty. We continue to make progress on our key initiatives in product innovation, brand marketing, talent development, shared services and collaboration across our business segments, positioning us well to accomplish the goals we have set for this full fiscal year. With capital allocation representing a key component of our strategic plan, we returned capital to shareholders by repurchasing $50.0 million of our common stock on the open market. Since the second quarter of last year, we have invested $92.8 million in acquisition and share repurchase, while reducing our total debt by $125.3 million.

For the first six months of fiscal year 2016, revenue grew 13.1% year-over-year, and core business revenue increased 4.5%, despite a foreign currency drag of 2.6%.  Our Healthcare/Home Environment segment saw revenue growth of 6.5% for the first half of fiscal 2016, driven by successful new product introductions and strong retail sell-through of seasonal products. The Nutritional Supplements segment contributed over $77 million to revenue for the first half of fiscal 2016. Housewares grew revenue by 5.6% for the first half of fiscal 2016, driven by strong point-of-sale activity, and new product introductions, partially offset by a shift in timing of customer orders into the fourth quarter of fiscal year 2015.  Beauty segment sales increased 2.3% for the first half of fiscal 2016 despite a foreign currency drag of 2.4%, supported by new distribution in foot care and new product introductions. We believe the Beauty segment results reflect further progress toward stabilization.

We expect continued progress in the second half of the fiscal year. Our outlook reflects further progress on our key initiatives, as well as our cautious view on the upcoming cold and flu season, retail inventory levels, upward pressure on hourly wages, foreign currency and the global economic environment.”

Key Highlights for the Second Quarter of Fiscal Year 2016 Compared to the Second Quarter of Fiscal Year 2015

•                  Net sales revenue increased $49.2 million, or 15.4%, which includes a 10.9% increase in core business net sales revenue (excluding incremental sales from Nutritional Supplements and VapoSteam). The increase in net sales revenue includes a negative impact of 2.7% from foreign currency fluctuations.

•                  Healthcare/Home Environment rose 13.5%, driven by successful new product introductions, strong retail sell-through of fans due to the sustained high summer temperatures in many regions, partially offset by declines in water filtration and air purification and a negative impact of $5.7 million, or 4.5% from foreign currency fluctuations.

•                  Housewares increased 13.2%, primarily due to successful new product introductions and strong point-of-sale activity.

•                  Beauty increased 9.6%, which included a negative impact of $2.6 million, or 2.6%, from foreign currency fluctuations.  Growth was driven by new product distribution in foot care, increases in the professional curling iron category, the resolution of the West Coast port disruption that pushed sales from the first quarter into the second quarter of fiscal year 2016, and the comparative impact of inventory reductions by a major retailer in the same period last year.

•                  The Nutritional Supplements segment contributed net sales revenue of $38.1 million for the three months of results included in the second quarter of fiscal year 2016, compared to $24.6 million for the two months of results included in the same period last year.

•                  The Company repurchased 556,591 shares of outstanding common stock on the open market at a total cost of $50.0 million in the second quarter.

•                  Diluted EPS was $0.84 and adjusted diluted EPS was $1.12 on 29.0 million diluted shares outstanding.

•                  Adjusted EBITDA increased $4.9 million to $45.1 million.

Second Quarter of Fiscal Year 2016 Consolidated Operating Results

•                  Net sales revenue increased 15.4% to $369.1 million compared to $319.9 million in the second quarter of fiscal year 2015.  Net sales revenue includes one additional month of Nutritional Supplements results compared to the same period last year, and three months of operations of the VapoSteam business, which was acquired on March 31, 2015. Core business net sales revenue increased $34.9 million, or 10.9%.  Foreign currency fluctuations negatively impacted consolidated U.S. Dollar reported net sales revenue by $8.6 million, or 2.7%, year-over-year.

•                  Gross profit margin decreased 1.7 percentage points to 40.1% compared to 41.8% for the same period last year. The decrease in consolidated gross profit margin is primarily due to the unfavorable impact of foreign currency fluctuations and a lower margin product and channel sales mix, partially offset by the favorable incremental impact of the Nutritional Supplements segment.

•                  SG&A was 31.3% of net sales compared to 34.1% of net sales for the same period last year.  The decrease is primarily due to operating leverage on higher net sales revenue, partially offset by a higher relative SG&A ratio in the Nutritional Supplements segment, higher compensation expense and investments in advertising, marketing and product development.

•                  Operating income was $32.4 million compared to $24.6 million for the same period last year.

•                  Income tax expense as a percentage of pretax income was 18.2% compared to 9.0% for the same period last year.  The year-over-year comparison of our effective tax rate was primarily impacted by shifts in the mix of taxable income in our various tax jurisdictions and the comparative impact of a tax benefit of $2.1 million recorded in the same period last year related to the resolution of an uncertain tax position with a foreign tax authority.

•                  Net income was $24.5 million, or $0.84 per diluted share on 29.0 million weighted average diluted shares outstanding.  This compares to net income in the second quarter of fiscal year 2015 of $18.8 million, or $0.65 per diluted share on 28.8 million weighted average diluted shares outstanding.

•                  Adjusted EBITDA (EBITDA excluding non-cash asset impairment charges, acquisition-related expenses, and non-cash share-based compensation, as applicable) was $45.1 million compared to $40.2 million in the same period last year.

On an adjusted basis for the second quarter of fiscal years 2016 and 2015, excluding non-cash amortization of intangible assets, acquisition-related expenses, and non-cash share based compensation, as applicable:

•                  Adjusted operating income was $41.5 million compared to $36.4 million for the second quarter of fiscal year 2015.

•                  Adjusted income was $32.3 million, or $1.12 per diluted share, compared to $28.5 million, or $0.99 per diluted share, for the second quarter of fiscal year 2015.

First Six Months of Fiscal Year 2016 Consolidated Operating Results

•                  Net sales revenue increased 13.1% to $714.5 million compared to $631.7 million in the first six months of fiscal year 2015.  Net sales revenue includes four additional months of Nutritional Supplements results compared to the same period last year and five months of results from the VapoSteam business, which was acquired on March 31, 2015.  Core business net sales revenue increased $28.4 million, or 4.5%.  Foreign currency fluctuations negatively impacted consolidated U.S. Dollar reported net sales revenue by $16.4 million, or 2.6%, year-over-year.

•                  Gross profit margin increased 0.7 percentage points to 40.8% compared to 40.1% for the same period last year.  The increase in consolidated gross profit margin is primarily due to the favorable incremental impact of the Nutritional Supplements segment, partially offset by the unfavorable impact of foreign currency fluctuations and a lower margin product and channel sales mix.

•                  SG&A was 32.1% of net sales compared to 31.1% of net sales for the same period last year.  The addition of the Nutritional Supplements and VapoSteam acquisitions increased the SG&A ratio by 1.0 percentage point in the first six months of the fiscal year 2016 compared to the prior year period.

•                  Operating income was $59.0 million compared to $47.7 million for the same period last year. Operating income for the first six months of fiscal year 2016 includes non-cash asset impairment charges of $3.0 million, compared to $9.0 million for the same period last year.

•                  Income tax expense as a percentage of pretax income was 16.4% compared to 12.9% for the same period last year.  The year-over-year comparison of our effective tax rate was primarily impacted by shifts in the mix of taxable income in our various tax jurisdictions and the comparative impact of a tax benefit of $2.1 million recorded in the same period last year related to the resolution of an uncertain tax position with a foreign tax authority.

•                  Net income was $44.9 million, or $1.54 per diluted share on 29.0 million weighted average diluted shares outstanding.  This compares to net income in the first six months of fiscal year 2015 of $35.2 million, or $1.21 per diluted share on 29.2 million weighted average diluted shares outstanding.  Net income for the first six months of fiscal year 2016 includes after-tax non-cash asset impairment charges of $2.7 million, compared to $8.2 million for the same period last year.

•                  Adjusted EBITDA (EBITDA excluding non-cash asset impairment charges, acquisition-related expenses, and non-cash share-based compensation, as applicable) was $87.2 million compared to $82.2 million in the same period last year.

On an adjusted basis for the first six months of fiscal years 2016 and 2015, excluding non-cash asset impairment charges, non-cash amortization of intangible assets, acquisition-related expenses, and non-cash share based compensation, as applicable:

•                  Adjusted operating income was $79.9 million compared to $75.1 million for the first six months of fiscal year 2015.

•                  Adjusted income was $63.0 million, or $2.17 per diluted share, compared to $59.3 million, or $2.03 per diluted share, for the first six months of fiscal year 2015.

Balance Sheet Highlights

•                  Cash and cash equivalents totaled $19.4 million at August 31, 2015, compared to $24.7 million at August 31, 2014.

•                  Total short- and long-term debt decreased to $479.3 million at August 31, 2015, compared to $604.6 million at August 31, 2014, a net reduction of $125.3 million after making the VapoSteam acquisition for $42.8 million in March 2015 and share repurchases of $50.0 million in August 2015.

•                  Accounts receivable turnover was 55.7 days at August 31, 2015, compared to 63.8 days at August 31, 2014.

•                  Inventory was $348.5 million at August 31, 2015, compared to $351.8 million at August 31, 2014.

Share Repurchases

During the fiscal quarter ended August 31, 2015, the Company repurchased 556,591 shares of outstanding common stock on the open market at a total cost of $50.0 million, primarily funded with borrowings under its revolving credit facility.

Fiscal Year 2016 Annual Outlook

For fiscal year 2016, the Company now expects consolidated net sales revenue in the range of $1.500 to $1.536 billion and diluted EPS (GAAP) in the range of $4.43 to $4.73.  The Company now expects consolidated adjusted diluted EPS (non-GAAP) to be in the range of $5.50 to $5.85, which excludes after-tax non-cash asset impairment charges, non-cash share-based compensation expense and intangible asset amortization expense.

The Company’s fiscal year 2016 outlook assumes current foreign currency exchange rates for the remainder of the fiscal year.  The diluted EPS outlook is based on an estimated weighted average shares outstanding of 28.8 million for the full fiscal year 2016.  Further, the Company’s guidance assumes that the severity of the cold/flu season will be in line with historical averages.  The likelihood and potential impact of any fiscal year 2016 acquisitions other than VapoSteam, future asset impairment charges, future foreign currency fluctuations, including any potential currency devaluation in Venezuela, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

As previously disclosed, in fiscal year 2015 the Company benefitted from an after-tax gain of $0.24 per share from the amendment of a license agreement, an after-tax decrease in product liability estimates of $0.05 per share and tax benefits of $0.15 per share that are not expected to repeat in fiscal year 2016.  These items negatively impact the year-over-year comparison of adjusted diluted EPS by a combined $0.44.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 pm Eastern Time today, Thursday, October 8, 2015. Institutional investors and analysts interested in participating in the call are invited to dial (888) 471-3843 approximately ten minutes prior to the start of the call.  The conference call will also be webcast live at: www.hotus.com. A telephone replay of this call will be available at 7:45 p.m. Eastern Time on October 8, 2015 until 11:59 p.m. Eastern Time on October 15, 2015 and can be accessed by dialing (877) 870-5176 and entering replay pin number 311918. A replay of the webcast will remain available on the website for 60 days.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s consolidated statements of income.

About Helen of Troy Limited:

Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, Good Grips®, Soft Works®, OXO tot® and OXO Steel®; Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®; and Beauty: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert®, Infusium23®, Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie® and Gold ‘N Hot®. The Nutritional Supplements segment was formed with the acquisition of Healthy Directions, a U.S. market leader in premium doctor-branded vitamins, minerals and supplements, as well as other health products sold directly to consumers. The Honeywell® trademark is used under license from Honeywell International Inc. The Vicks®, Braun®, Febreze® and Vidal Sassoon® trademarks are used under license from The Procter & Gamble Company. The Revlon® trademark is used under license from Revlon Consumer Products Corporation. The Bed Head® trademark is used under license from Unilever PLC. The Dr. Scholl’s® trademark is used under license from MSD Consumer Care, Inc.

For more information about Helen of Troy, please visit www.hotus.com.

Forward Looking Statements:

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2015 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s relationship with key customers and licensors, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, expectations regarding acquisitions and the integration of acquired businesses, exchange rate risks, disruptions in U.S., European and other international credit markets, risks associated with weather conditions, the Company’s dependence on foreign sources of supply and foreign manufacturing, risks associated with the availability, purity and integrity of materials used in nutritional supplements, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, the Company’s geographic concentration of certain U.S. distribution facilities, which increases our exposure to significant shipping disruptions and added shipping and storage costs, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue and net income could vary in a material amount from such projections, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, increased product liability and reputational risks associated with the formulation and distribution of nutritional supplements, risks associated with adverse publicity and negative public perception regarding the use of nutritional supplements, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s debt leverage and the constraints it may impose, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the increased complexity of compliance with a number of new government regulations as a result of adding nutritional supplements to the Company’s portfolio of products, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income and Reconciliation of Non-GAAP Financial Measures —

Adjusted Operating Income, Adjusted Income and Adjusted Diluted Earnings per Share (“EPS”) (1)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended August 31,
	2015						2014
	As Reported (GAAP)		Adjustments		Adjusted (non-GAAP)		As Reported (GAAP)		Adjustments		Adjusted (non-GAAP)
Sales revenue, net	$369,129	100.0%	$—		$369,129	100.0%	$319,949	100.0%	$—		$319,949	100.0%
Cost of goods sold	221,124	59.9%	—		221,124	59.9%	186,205	58.2%	—		186,205	58.2%
Gross profit	148,005	40.1%	—		148,005	40.1%	133,744	41.8%	—		133,744	41.8%

Selling, general, and administrative expense	115,573	31.3%	(1,877	)(2)	106,488	28.8%	109,141	34.1%	(1,917	)(2)	97,298	30.4%
			(7,208	)(3)					(6,315	)(3)
			—						(3,611	)(4)
Asset impairment charges	—	—%	—		—	—%	—	—%	—		—	—%
Operating income	32,432	8.8%	9,085		41,517	11.2%	24,603	7.7%	11,843		36,446	11.4%

Nonoperating income (expense), net	(46)	—%	—		(46)	—%	97	—%	—		97	—%
Interest expense	(2,503)	(0.7)%	—		(2,503)	(0.7)%	(3,998)	(1.2)%	—		(3,998)	(1.2)%
Total other expense	(2,549)	(0.7)%	—		(2,549)	(0.7)%	(3,901)	(1.2)%	—		(3,901)	(1.2)%
Income before income taxes	29,883	8.1%	9,085		38,968	10.6%	20,702	6.5%	11,843		32,545	10.2%

Income tax expense	5,431	1.5%	1,204	(6)	6,635	1.8%	1,863	0.6%	2,134	(6)	3,997	1.2%
Net income	$24,452	6.6%	$7,881		$32,333	8.8%	$18,839	5.9%	$9,709		$28,548	8.9%

Diluted EPS	$0.84		$0.28		$1.12		$0.65		$0.34		$0.99

Weighted average shares of common stock used in computing diluted EPS	28,986		—		28,986		28,769		—		28,769

	Six Months Ended August 31,
	2015						2014
	As Reported (GAAP)		Adjustments		Adjusted (non-GAAP)		As Reported (GAAP)		Adjustments		Adjusted (non-GAAP)
Sales revenue, net	$714,474	100.0%	$—		$714,474	100.0%	$631,727	100.0%	$—		$631,727	100.0%
Cost of goods sold	423,150	59.2%	—		423,150	59.2%	378,463	59.9%	—		378,463	59.9%
Gross profit	291,324	40.8%	—		291,324	40.8%	253,264	40.1%	—		253,264	40.1%

Selling, general, and administrative expense	229,349	32.1%	(3,938	)(2)	211,389	29.6%	196,538	31.1%	(3,212	)(2)	178,141	28.2%
			(14,022	)(3)					(11,574	)(3)
			—						(3,611	)(4)
Asset impairment charges	3,000	0.4%	(3,000	)(5)	—	—%	9,000	1.4%	(9,000	)(5)	—	—%
Operating income	58,975	8.3%	20,960		79,935	11.2%	47,726	7.6%	27,397		75,123	11.9%

Nonoperating income, net	91	—%	—		91	—%	147	—%	—		147	—%
Interest expense	(5,394)	(0.8)%	—		(5,394)	(0.8)%	(7,415)	(1.2)%	—		(7,415)	(1.2)%
Total other expense	(5,303)	(0.7)%	—		(5,303)	(0.7)%	(7,268)	(1.2)%	—		(7,268)	(1.2)%
Income before income taxes	53,672	7.5%	20,960		74,632	10.4%	40,458	6.4%	27,397		67,855	10.7%

Income tax expense	8,810	1.2%	2,787	(6)	11,597	1.6%	5,221	0.8%	3,323	(6)	8,544	1.4%
Net income	$44,862	6.3%	$18,173		$63,035	8.8%	$35,237	5.6%	$24,074		$59,311	9.4%

Diluted EPS	$1.54		$0.63		$2.17		$1.21		$0.82		$2.03

Weighted average shares of common stock used in computing diluted EPS	29,037		—		29,037		29,192		—		29,192

HELEN OF TROY LIMITED AND SUBSIDIARIES

Net Sales Revenue by Segment (7)

(Unaudited)

(in thousands)

	Three Months Ended August 31,				% of Sales Revenue, net
	2015	2014	$ Change	% Change	2015	2014
Sales revenue by segment, net
Housewares	$78,848	$69,637	$9,211	13.2%	21.4%	21.8%
Healthcare / Home Environment	143,254	126,218	17,036	13.5%	38.8%	39.4%
Nutritional Supplements	38,048	24,634	13,414	54.5%	10.3%	7.7%
Beauty	108,979	99,460	9,519	9.6%	29.5%	31.1%
Total sales revenue, net	$369,129	$319,949	$49,180	15.4%	100.0%	100.0%

	Six Months Ended August 31,				% of Sales Revenue, net
	2015	2014	$ Change	% Change	2015	2014
Sales revenue by segment, net
Housewares	$144,034	$136,393	$7,641	5.6%	20.2%	21.6%
Healthcare / Home Environment	286,296	268,707	17,589	6.5%	40.1%	42.5%
Nutritional Supplements	77,488	24,634	52,854	*	10.8%	3.9%
Beauty	206,656	201,993	4,663	2.3%	28.9%	32.0%
Total sales revenue, net	$714,474	$631,727	$82,747	13.1%	100.0%	100.0%

* Calculation is not meaningful or comparable

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information

(Unaudited)

(in thousands)

	August 31,
	2015	2014
Balance Sheet:
Cash and cash equivalents	$19,405	$24,726
Receivables, net	227,147	217,066
Inventory, net	348,463	351,823
Total assets, current	633,929	635,081
Total assets	1,746,986	1,740,985
Total liabilities, current	311,066	769,021
Total long-term liabilities	524,654	170,154
Total debt	479,307	604,607
Stockholders’ equity	911,266	801,810

Cash Flow:
Depreciation and amortization	$21,227	$18,493
Net cash provided by operating activities	51,618	17,995
Capital and intangible asset expenditures	5,946	3,688
Payments to acquire businesses, net of cash received	42,750	195,943
Net amounts borrowed	46,100	412,000

Liquidity:
Working Capital	$322,863	$(133,940)

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA (1)

(Unaudited)

(in thousands)

	Three Months Ended August 31,		Six Months Ended August 31,
	2015	2014	2015	2014
Net income	$24,452	$18,839	$44,862	$35,237

Interest expense, net	2,495	3,986	5,368	7,382

Income tax expense	5,431	1,863	8,810	5,221

Depreciation and amortization, excluding amortized interest	10,873	9,993	21,227	18,493

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$43,251	$34,681	$80,267	$66,333

Adjusted EBITDA:

EBITDA, as calculated above	$43,251	$34,681	$80,267	$66,333

Non-cash share-based compensation (2)	1,877	1,917	3,938	3,212

Acquisition-related expenses (4)	—	3,611	—	3,611

Non-cash asset impairment charges (5)	—	—	3,000	9,000

Adjusted EBITDA	$45,128	$40,209	$87,205	$82,156

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment (1) (7)

(Unaudited)

(in thousands)

	Three Months Ended August 31, 2015
	Housewares	Healthcare / Home Environment	Nutritional Supplements	Beauty	Total
Operating Income	$15,142	$4,808	$2,969	$9,513	$32,432

Depreciation and amortization, excluding amortized interest	1,075	5,514	1,965	2,319	10,873

Other income / (expense)	—	—	—	(54)	(54)

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$16,217	$10,322	$4,934	$11,778	$43,251

Adjusted EBITDA:

EBITDA, as calculated above	$16,217	$10,322	$4,934	$11,778	$43,251

Add: Non-cash share-based compensation (2)	325	533	273	746	1,877

Acquisition-related expenses (4)	—	—	—	—	—

Non-cash asset impairment charges (5)	—	—	—	—	—

Adjusted EBITDA	$16,542	$10,855	$5,207	$12,524	$45,128

	Three Months Ended August 31, 2014
	Housewares	Healthcare / Home Environment	Nutritional Supplements	Beauty	Total
Operating Income	$13,891	$4,508	$110	$6,094	$24,603

Depreciation and amortization, excluding amortized interest	889	5,027	1,359	2,718	9,993

Other income / (expense)	—	—	—	85	85

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$14,780	$9,535	$1,469	$8,897	$34,681

Adjusted EBITDA:

EBITDA, as calculated above	$14,780	$9,535	$1,469	$8,897	$34,681

Add: Non-cash share-based compensation (2)	260	81	—	1,576	1,917

Acquisition-related expenses (4)	—	—	3,611	—	3,611

Non-cash asset impairment charges (5)	—	—	—	—	—

Adjusted EBITDA	$15,040	$9,616	$5,080	$10,473	$40,209

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment (1) (7)

(Unaudited)

(in thousands)

	Six Months Ended August 31, 2015
	Housewares	Healthcare / Home Environment	Nutritional Supplements	Beauty	Total
Operating income	$26,325	$13,226	$5,589	$13,835	$58,975

Depreciation and amortization, excluding amortized interest	2,083	10,577	3,933	4,634	21,227

Other income / (expense)	—	—	—	65	65

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$28,408	$23,803	$9,522	$18,534	$80,267

Adjusted EBITDA:

EBITDA, as calculated above	$28,408	$23,803	$9,522	$18,534	$80,267

Add: Non-cash share-based compensation (2)	631	1,128	576	1,603	3,938

Acquisition-related expenses (4)	—	—	—	—	—

Non-cash asset impairment charges (5)	—	—	—	3,000	3,000

Adjusted EBITDA	$29,039	$24,931	$10,098	$23,137	$87,205

	Six Months Ended August 31, 2014
	Housewares	Healthcare / Home Environment	Nutritional Supplements	Beauty	Total
Operating income	$26,926	$13,225	$110	$7,465	$47,726

Depreciation and amortization, excluding amortized interest	1,777	10,259	1,359	5,098	18,493

Other income / (expense)	—	—	—	114	114

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$28,703	$23,484	$1,469	$12,677	$66,333

Adjusted EBITDA:

EBITDA, as calculated above	$28,703	$23,484	$1,469	$12,677	$66,333

Add: Non-cash share-based compensation (2)	534	662	—	2,016	3,212

Acquisition-related expenses (4)	—	—	3,611	—	3,611

Non-cash asset impairment charges (5)	—	—	—	9,000	9,000

Adjusted EBITDA	$29,237	$24,146	$5,080	$23,693	$82,156

HELEN OF TROY LIMITED AND SUBSIDIARIES

Reconciliation of GAAP Net Income and Earnings Per Share (EPS) to Adjusted Income and Adjusted EPS (non-GAAP) (1) (7)

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended August 31,		Basic EPS		Diluted EPS
	2015	2014	2015	2014	2015	2014
Net income as reported (GAAP)	$24,452	$18,839	$0.86	$0.66	$0.84	$0.65
Acquisition-related expenses, net of tax (4)	—	2,306	—	0.08	—	0.08
Subtotal	24,452	21,145	0.86	0.75	0.84	0.73
Non-cash share-based compensation, net of tax (2)	1,603	1,671	0.06	0.06	0.06	0.06
Amortization of intangible assets, net of tax (3)	6,278	5,732	0.22	0.20	0.22	0.20
Adjusted income (non-GAAP)	$32,333	$28,548	$1.14	$1.00	$1.12	$0.99

Weighted average shares of common stock used in computing basic and diluted earnings per share (GAAP)			28,435	28,372	28,986	28,769

	Six Months Ended August 31,		Basic EPS		Diluted EPS
	2015	2014	2015	2014	2015	2014
Net income as reported (GAAP)	$44,862	$35,237	$1.58	$1.23	$1.54	$1.21
Acquisition-related expenses, net of tax (4)	—	2,306	—	0.08	—	0.08
Asset impairment charges, net of tax (5)	2,656	8,155	0.09	0.28	0.09	0.28
Subtotal	47,518	45,698	1.67	1.59	1.64	1.57
Non-cash share-based compensation, net of tax (2)	3,345	2,839	0.12	0.10	0.12	0.10
Amortization of intangible assets, net of tax (3)	12,172	10,774	0.43	0.37	0.42	0.37
Adjusted income (non-GAAP)	$63,035	$59,311	$2.21	$2.06	$2.17	$2.03

Weighted average shares of common stock used in computing basic and diluted earnings per share (non-GAAP)			28,478	28,738	29,037	29,192

HELEN OF TROY LIMITED AND SUBSIDIARIES

Reconciliation of Fiscal Year 2016 GAAP Outlook for GAAP Diluted Earnings Per Share (EPS)

to Adjusted Diluted EPS (non-GAAP) (1) (8)

(Unaudited)

	Fiscal Year Ended February 29, 2016
	Period Ended August 31, 2015 (Six Months)	Outlook for the Balance of the Fiscal Year (Six Months)			Outlook for the Fiscal Year (Twelve Months)
Diluted EPS, as reported (GAAP)	$1.54	$2.80	-	$3.10	4.34	-	$4.64
Asset impairment charges, net of tax (5)	0.09	—	-	—	0.09	-	0.09
Subtotal	1.63	2.80	-	3.10	4.43	-	4.73
Non-cash share-based compensation, net of tax (2)	0.12	0.13	-	0.16	0.25	-	0.28
Amortization of intangible assets, net of tax (3)	0.42	0.40	-	0.42	0.82	-	0.84
Adjusted diluted EPS (non-GAAP)	$2.17	$3.33	-	$3.68	$5.50	-	$5.85

HELEN OF TROY LIMITED AND SUBSIDIARIES

Notes to Press Release

(1)            This press release contains non-GAAP financial measures. Adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables are considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in our Consolidated Condensed Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the periods in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)         Adjustments for the three months ended August 31, 2015 and 2014 consist of non-cash share-based compensation expense of $1.88 million ($1.60 million after tax) and $1.92 million ($1.67 million after tax), respectively. Adjustments for the six months ended August 31, 2015 and 2014 consist of non-cash share-based compensation expense of $3.94 million ($3.35 million after tax) and $3.21 million ($2.84 million after tax), respectively. Share-based compensation expense is recognized for share-based awards outstanding under share-based compensation plans.

(3)         Adjustments for the three months ended August 31, 2015 and 2014 consist of non-cash intangible asset amortization expense of $7.21 million ($6.28 million after tax) and $6.32 million ($5.73 million after tax), respectively. Adjustments for the six months ended August 31, 2015 and 2014 consist of non-cash intangible asset amortization expense of $14.02 million ($12.17 million after tax) and $11.57 million ($10.77 million after tax), respectively.

(4)         Adjustment consists of expenses of $3.61 million ($2.31 million after tax) incurred in connection with the Healthy Directions acquisition in the second quarter of fiscal year 2015.

(5)         Adjustments for the six months ended August 31, 2015 and 2014  consist of non-cash asset impairment charges of $3.00 million ($2.66 million after tax) and $9.00 million ($8.16 million after tax) recorded as a result of our annual evaluation of goodwill and indefinite-lived intangible assets for impairment. The non-cash charges relate to certain trademarks in our Beauty segment, which were written down to their estimated fair value, determined on the basis of future discounted cash flows using the relief from royalty valuation method.

(6)         Total tax effects of adjustments described in Notes 2 through 5, for each of the periods presented:

	Three Months Ended August 31,		Six Months Ended August 31,
	2015	2014	2015	2014
Tax Effects of Adjustments
Non-cash share-based compensation (2)	$(274)	$(246)	$(593)	$(373)
Amortization of intangible assets (3)	(930)	(583)	(1,850)	(800)
Acquisition-related expenses (4)	—	(1,305)	—	(1,305)
Asset impairment charges (5)	—	—	(344)	(845)
Total	$(1,204)	$(2,134)	$(2,787)	$(3,323)

(7)         Healthy Directions was acquired on June 30, 2014 and its operations are reported under the Nutritional Supplements segment. Results reported include three- and two- months respectively, and six- and two-months, respectively for the fiscal quarter and year-to-date periods ended August 31, 2015 and 2014.

The VapoSteam business was acquired on March 31, 2015 and its operations are reported under the Healthcare / Home environment segment. Results reported include three- and five- months, respectively, for the fiscal quarter and year-to-date periods ended August 31, 2015.

(8)         The diluted EPS outlook is based on an estimated weighted average shares outstanding of 28.8 million for fiscal year 2016.